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                     COMDIAL CORPORATION AND SUBSIDIARIES

                                                                     EXHIBIT 11

             SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
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(Dollars in thousands except share amounts)             Three Months Ended        Six Months Ended
                                                        -------------------     ---------------------
                                                        July 2,     July 4,      July 2,     July 4,
                                                         2000        1999         2000        1999
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BASIC
Net income (loss):                                     ($6,658)      $1,291      ($6,317)      $1,679
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Weighted average number of common
   shares outstanding during the period              9,202,410    8,933,304    9,142,395    8,896,595
Add - Deferred and contingency shares                   16,619       15,000       17,810       47,317
                                                     ------------------------------------------------
Weighted average number of shares used in
   calculation of basic earnings per common share    9,219,029    8,948,304    9,160,205    8,943,912
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Basic earnings per share                                ($0.72)       $0.14       ($0.69)       $0.19
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DILUTED
Net income (loss) - basic:                             ($6,658)      $1,291      ($6,317)      $1,679
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Weighted average number of shares used in
   calculation of basic earnings per common share    9,219,029    8,948,304    9,160,205    8,943,912
Add incremental shares representing:
   Shares issuable based on weighted average
      price:
      Stock options                                     66,614       37,470      214,080       41,311
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Weighted average number of shares used in
   calculation of diluted earnings per
   common share                                      9,285,643    8,985,774    9,374,285    8,985,223
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Diluted earnings per share                              ($0.72)       $0.14       ($0.67)       $0.19
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